UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 22, 2005

LIBERTY STAR GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50071

(Commission File Number)

90-0175540

(IRS Employer Identification No.)

2766 N. Country Club Road, Tucson, Arizona 85716

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 520-721-1375

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On June 22, 2005 the Registrant issued a News Release announcing that the diamond core drill rig was slung, using a helicopter, from base camp at Iliamna into the White Sox area of the Big Chunk Project, June 15, on schedule. On June 16 the first hole was started, again on schedule. As of the date of the News Release the hole is about 280 feet deep in strongly quartz veined and silicified rock with occasional chalcopyrite (copper sulphide) blebs. Six scout diamond drill holes are planned in the White Sox area at this time. Depths of each hole will be judged on a shift-by-shift basis determined by rock type and character intercepted and how it compares to the geophysics and geochemistry over the drill hole. Sites have been chosen to test a combination of aeromagnetic anomalies, geochemical anomalies and IP electrical geophysical anomalies or combinations thereof.

D/ljm/729789.1

Item 9.01. Financial Statements and Exhibits.

99.1	News Release dated June 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR GOLD CORP.

/s/ James Briscoe

James Briscoe, President

Date: June 23, 2005